Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Robert Coale, Chief Executive Officer, President, Secretary, Treasurer and Director of Patriot Gold Corp. (the “Company”) certifies, under the standards set forth and solely for the purposes of 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Annual Report on Form 10-K of the Company for the year ended May 31, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange  Act of 1934 and information contained in that Form 10-K fairly presents, in all material respects, the financial condition and  results  of operations of the Company.

Dated: August 29, 2013

By: /s/ Robert Coale
Name: Robert Coale
Title:   Chief Executive Officer, President, Secretary, Treasurer and Director

A signed original of this written statement required by Section 906 has been provided to Patriot Gold Corp. and will be retained by Patriot Gold Corp. and furnished to the Securities and Exchange Commission or its staff upon request.